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                                                                    EXHIBIT 23.5

                   [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON]

                          CONSENT OF FINANCIAL ADVISOR

     We hereby consent to being named as financial advisor to Dime Bancorp, Inc. in this Registration Statement, to the references to our firm under the headings "Summary" and "The Merger" in the proxy statement/prospectus constituting a part of this Registration Statement and to the inclusion of our fairness opinion letter dated February 8, 2000 as an exhibit to this Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          CREDIT SUISSE FIRST BOSTON

                                          By: /s/ P. OLIVIER SARKOZY
                                            ------------------------------------
                                              P. Olivier Sarkozy
                                              Managing Director

Date: February 8, 2000